EXHIBIT 10.2

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") is made and entered into as of March 14, 2005 by and between Gaming & Entertainment Group, Inc., a Utah corporation ("Company") and Peter Bengtsson ("Consultant"). The Company and Consultant are collectively referred to herein as the "Parties".

                                    RECITALS

      WHEREAS, the Company is in the business of offering server based gaming technology for land-based gaming operations, development of Internet gaming sites in the regulated Internet gaming market, and software game development;

      WHEREAS, the Consultant has extensive knowledge of the online gaming industry, and has significant experience in the development of images, components, renderings, casinos, scenes, chips, buttons, reel strips, tables, cards, sounds, music, animations, and 2D & 3D models of games, including all game mathematical calculations relating thereto; and

      WHEREAS, Company desires to retain Consultant to perform the services described herein, and Consultant desires to be retained by Company, as a consultant pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Consultant covenant and agree as follows:

1. ENGAGEMENT OF CONSULTANT.

Subject to the terms and pursuant to the conditions hereinafter set forth, Company hereby engages and retains Consultant as an independent consultant, and Consultant hereby accepts and agrees to such engagement and retention.
Consultant shall consist of two (2) individuals providing the consulting services described in Section 2 below on a full-time (i.e., 40 hours per week) basis.

2. DESCRIPTION OF SERVICES; WORK FOR HIRE; TRAVEL.

(a) Services. Throughout the Term (as defined below) of this Agreement, Consultant shall develop, as specified by the Company, images, components, renderings, casinos, scenes, chips, buttons, reel strips, tables, cards, sounds, music, animations, and 2D & 3D models of games, including all game mathematical calculations relating thereto, as well as documentation, manuals, and teaching materials for the Company's Internet, wireless and land-based gaming initiatives. All of the foregoing will be deemed "Work Product", and shall include the work of Consultant's employees, associates, or subcontractors assisting in creating the Work Product within the scope of this Agreement, and as specified by the Company, whether or not copyrightable or otherwise protectable.

(b) Work For Hire. Consultant agrees that Work Product created solely by Consultant, including its employees, associates, or subcontractors (if applicable), arising from work specified by the Company and performed hereunder, shall be deemed "work made for hire." Consultant shall cause all of its


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employees,  associates, or subcontractors assisting in creating the Work Product to execute a similar acknowledgement that the Work Product is a "work made for hire". Consultant and all of its employees, associates, or subcontractors assisting in creating the Work Product shall execute all such assignments, oaths, declarations, and other documents as may be prepared by the Company to effect the foregoing.

(c) Travel. Consultant may be required, from time to time, to travel to the offices of the Company from time to time, including to London, United Kingdom, Las Vegas, Nevada, and Sydney, Australia. All business travel required of the Consultant shall be paid for by the Company.

3. TERM.

This Agreement shall commence effective as of the date of this Agreement and extend for a period of two (2) years (the "Term"), with six (6) month renewable options thereafter upon the mutual written consent of the Parties.

4. COMPENSATION.

(a) For and in consideration of Consultant's full and faithful performance of all of its obligations and duties under this Agreement, Company shall pay to Consultant, during the Term, the sum of US$12,000 per month, payable on a monthly basis in arrears, on the 1st day of each month, via wire transfer.

(b) In addition to the foregoing, the Company agrees to pay in advance or to reimburse Consultant for all reasonable expenses incurred by Consultant in connection with the performance of Consultants Services. Any expenses for travel, entertainment or general business purposes in excess of US$250 shall first be approved by the Company, which approval may be given orally, in writing, or by e-mail.

5. INDEPENDENT CONTRACTOR.

Consultant is entering into this Agreement and in the performance of his duties hereunder as an independent contractor. No term or condition under this Agreement nor any manner or method of payment hereunder shall create any relationship between Company and Consultant other than as expressed in this
Section 5. Consultant shall not in any way, at any time, or under any circumstances be, or be construed to be, an officer, director, employee, partner, or joint venturer of Company.

6. TAXES.

Consultant shall be solely responsible for and shall pay when due all federal, state, and local income taxes and other taxes due on its behalf for any compensation or benefit received under this Agreement, including, without limitation, all withholding taxes, superannuation and any worker's compensation premiums.

7. INDEMNIFICATION.

Company agrees to indemnify and hold harmless Consultant to the fullest extent allowed by applicable law from any and all liabilities, losses, damages, payments, costs or expenses (including attorneys fees and costs) of any kind whatsoever, which may be imposed on, incurred by, or asserted against Consultant as the result of any act or omission in any way relating to services performed by Consultant. This obligation of the Company to indemnify the Consultant shall not expire, shall survive the expiration or termination of this Agreement, and shall be binding upon the Company without regard to the passage of time or other events regardless of when such claims or liabilities may be imposed against Consultant.


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8. CONFIDENTIALITY.

Consultant acknowledges that his advisory and consulting services will bring him into close contact with many confidential affairs of the Company, including matters of a technical nature, such as "know how," formulae, secret processes, litigations, research projects, and matters of a business nature, such as information about costs, profits, markets, sales, employees, other information of a similar nature to the extent not available to the public, plans for future developments and any other information that constitutes a "trade secret" of the Company under the Uniform Trade Secrets Act (the "Confidential Information"). Consultant agrees to keep secret and not to use for purposes unrelated to the Company all Confidential Information of the Company, including information received in confidence by the Company from others and agrees not to disclose Confidential Information to anyone outside the Company except as required in the course of his consulting capacity, either during or after his Term of Agreement with the Company. Consultant further agrees to deliver promptly to the Company on termination of his Consulting Agreement with the Company, or at any time it may so request, all computerized information or disks, memoranda, notes, records, manuals, drawings, blueprints and any other documents of a confidential nature belonging to the Company, including all copies of such materials, which Consultant may then possess or have under his control.

9. TERMINATION OF THE AGREEMENT.

This Agreement shall automatically terminate upon the occurrence of any of the following:

(i) Upon the expiration of the Term; or

(ii) Upon the death or disability of Consultant.

10. GENERAL PROVISIONS.

(a) Recitals. The recitals set forth above are true and correct and are incorporated herein.

(b) Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

(c) Attorney's Fees; Binding Arbitration. Consultant and Company agree that in the event of a dispute, arbitration by either party in any dispute or arbitration concerning this Agreement, the losing party shall pay the prevailing party's reasonable attorney's fees in that dispute or arbitration.

(d) Notice. Any and all notices required under this Agreement shall be in writing and shall be either (I) hand-delivered; (ii) mailed, first-class postage prepaid, certified mail, return receipt requested; or (iii) delivered via an international recognized overnight courier service, addressed to:


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         Company:         Gaming & Entertainment Group, Inc.
                          6757 Spencer St.
                          Las Vegas, NV 89119
                          Facsimile: 702.407.2472
                          Attn: Gregory L. Hrncir

         Consultant:      Peter Bengtsson
                          Tallhojden Telestad
                          SE-355 91, Vaxjo, Sweden
                          Facsimile: +46(0) 470 764 456
                          Attn: Peter Bengsston

All notices hand-delivered shall be deemed delivered when actually delivered. All notices mailed or delivered via overnight courier shall be deemed delivered as of three (3) business days after the date postmarked or officially received by overnight carrier. Any changes in any of the addresses listed herein shall be made by notice.

(e) Assignment. The rights, benefits and obligations of the parties hereto under this Agreement shall not be assignable without the prior written consent of the non-assigning party, which consent may be withheld in the non-assigning party's sole and absolute discretion. Notwithstanding the foregoing, this Agreement shall be binding on the heirs, successors and assigns of the parties hereto.

(f) Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it is executed in writing by both the Company and the Consultant.

(g) Severability. It is mutually agreed that all of the terms, covenants, provisions and agreements contained herein are severable and that, in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid term, covenant, provision or agreement were not contained herein.

(h) Governing Law.; Binding Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America, in effect on the date of this Agreement without resort to any conflict of laws principles Any and all disputes, controversies, claims, or other disagreements arising out of or relating to this Agreement or the actual or alleged breach thereof shall be settled via binding arbitration in accordance with rules of the American Arbitration Association. The arbitration shall be held in Las Vegas, Nevada and shall be conducted under and in accordance with the American Arbitration Association Rules. Such arbitration shall be conducted in English and will be conducted on confidential basis in accordance with the terms of the Agreement.

(i) Entire Agreement. This Agreement contains the entire agreement between the parties, and the parties hereby agree that no other oral representations or agreements have been entered into in connection with this transaction.

(j) Counterparts. This Agreement may be executed at different times and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) Neutral Interpretation. The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived. The terms of this Agreement were negotiated at arm's length by the parties hereto.


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      IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first written above.

COMPANY:                                    CONSULTANT:

GAMING & ENTERTAINMENT GROUP, INC.          PETER BENGTSSON

/s/ Tibor N. Vertes                         By: /s/ Peter Bengtsson
-------------------------------                 -----------------------------
Chief Executive Officer



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